FOR RELEASE                                             FOR MORE INFORMATION

February 8, 2005

Jamie Buskill

Boardwalk Pipelines, LLC

3800 Frederica St.

Owensboro, Ky. 42301

270-688-6390

TGT Pipeline, LLC Changes Name to Boardwalk Pipelines, LLC

Owensboro, Ky., Wednesday, Feb. 8, 2005 — TGT Pipeline, LLC, a subsidiary of Loews Corporation, announced that it has changed its name to Boardwalk Pipelines, LLC.  Boardwalk Pipelines, LLC is the parent of two operating subsidiaries in the interstate gas pipeline industry, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, whose names remain unchanged.  Boardwalk Pipelines, LLC has outstanding 5.50% Notes due 2017 (CUSIP 87243B AC 3/CUSIP U8833V AB 0) and 5.20% Notes due 2018 (CUSIP 87243B AB 5).

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